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                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-75533, 333-64194 and 333-64318) of Tower
Financial Corporation of our report dated January 13, 2000 relating to the financial statements of Tower Financial Corporation, which appears as Exhibit 99 to this Annual Report on Form 10-KSB.

Chicago, Illinois                         /s/ PricewaterhouseCoopers LLP
March 7, 2002